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                                                                   EXHIBIT 23(f)



                        CONSENT OF INDEPENDENT APPRAISER



         We consent to the references made to us and/or our appraisal under the caption "Independent Appraiser" in the Registration Statement on Form S-4 and related Prospectus of TRW Inc. for the registration of $425,000,000 aggregate principal amount of 6.45% Exchange Notes due 2001, $400,000,000 aggregate principal amount of 6 1/2% Exchange Notes Due 2002, $700,000,000 aggregate principal amount of 6 5/8% Exchange Notes Due 2004, $750,000,000 aggregate principal amount of 7 1/8% Exchange Notes Due 2009 and $550,000,000 aggregate principal amount of 7 3/4% Exchange Debentures Due 2029. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.




                                            AMERICAN APPRAISAL ASSOCIATES, INC.



                                            By  /s/ Ronald M. Goergen
                                               --------------------------------
                                               Ronald M. Goergen
                                               President


Milwaukee, Wisconsin
November 12, 1999